UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 25, 2015

AMBICOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54608	26-2964607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Alder Drive Milpitas, CA 95035	95035
(Address of principal executive offices)	(Zip Code)

(408) 321-0822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 25, 2015, the Registrant entered into a First Amendment to Investment Agreement (the “Amendment”) with Kodiak Capital Group, LLC (the “Investor”). The Amendment amends the Investment Agreement between the Registrant and the Investor dated October 25, 2011 (the “Agreement) so that the date of termination of the Agreement is extended from twenty-four (24) months following the effectiveness of the registration statement filed in order to effectuate sales of registered stock under the Agreement (January 25, 2015) to thirty (30) months following such effectiveness (July 25, 2015). No other changes to the Agreement were made by the Registrant and the Investor. The Amendment contains other customary provisions between the Registrant and the Investor. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmbiCom Holdings, Inc.

Date: January 30, 2015	By:	/s/ John Hwang
Name: John Hwang
Title: Chief Executive Officer